UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

July 26, 2019
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value		The Nasdaq Capital Market

Item 8.01. Other Events.

After the close of business on July 26, 2019, Valeritas Holdings, Inc. (the “Company”) filed a Registration Statement on Form S-1 (the “Registration Statement”) to register only 4,000,000 shares of the aggregate potential additional shares of common stock that the Company may issue to Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to the Purchase Agreement (as defined below) to reflect the results of the Company’s May 2019 Annual Stockholders Meeting vote.

As previously disclosed, the Company entered into a common stock purchase agreement dated as of June 11, 2018 (the “Purchase Agreement”) with Aspire Capital. The Purchase Agreement provides that, subject to the terms and conditions of the Purchase Agreement, Aspire Capital is committed to purchase up to an aggregate of $21.0 million of shares of common stock, par value $0.001 per share ( the “Shares”), over the approximately thirty-month term of the Purchase Agreement. In connection with the Purchase Agreement, on June 29, 2018, the Company filed a Registration Statement on Form S-1 (File No. 333-226018) to register the sale of up to 10,000,000 Shares (500,000 shares on a post-reverse stock split basis). However, due to the rules of the Nasdaq Capital Market, certain limitations were placed on the Company’s ability to freely sell the Shares to Aspire Capital. Originally, the aggregate number of Shares that the Company was able to sell to Aspire Capital under the Purchase Agreement could in no case exceed 4,726,383 Shares (236,319 shares on a post-reverse stock split basis) (which is equal to 19.99% of the common stock outstanding on the date of the Purchase Agreement) unless certain conditions were satisfied, including shareholder approval to issue Shares above the 19.99% limit.

Accordingly, at the Company’s 2019 Annual Meeting of Stockholders, held on May 16, 2019, the Company’s stockholders voted to remove the 19.99% limitation referenced above and approve the issuance of up to $21.0 million of shares of Common Stock to Aspire Capital in accordance with Nasdaq Listing Rules 5635(b) and 5635(d), subject to a floor price of $1.00 per share.

The Registration Statement has not been declared effective by the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there by any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: July 26, 2019                     By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer